Docusign Envelope ID: B96349FD-B426-4D32-B6B9-BE9CB3CFCA72

AMENDED AND RESTATED EXHIBIT A TO THE INVESTMENT ADVISORY AGREEMENT BETWEEN GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC DATED JULY 2, 2018

Intending to be legally bound, the undersigned hereby amend and restate Exhibit A to the aforesaid Agreement to include the following investment portfolios as of September 18, 2025:

Name of Fund	Annual Advisory Fee (as a % of average daily net assets)	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X MSCI Norway ETF	0.25%	October 2, 2009	November 19, 2024	November 9, 2010
Global X MSCI Argentina ETF	0.25%	December 5, 2008	November 19, 2024	March 2, 2011
Global X MSCI Colombia ETF	0.25%	December 5, 2008	November 19, 2024	February 5, 2009
Global X MSCI China Consumer Discretionary ETF	0.25%	October 2, 2009	November 19, 2024	November 30, 2009
Global X Copper Miners ETF	0.25%	March 26, 2010	November 19, 2024	April 19, 2010
Global X Silver Miners ETF	0.25%	March 26, 2010	November 19, 2024	April 19, 2010
Global X Lithium & Battery Tech ETF	0.25%	June 4, 2010	November 19, 2024	July 22, 2010
Global X Uranium ETF	0.25%	June 4, 2010	November 19, 2024	November 4, 2010
Global X Gold Explorers ETF	0.25%	August 27, 2010	November 19, 2024	November 3, 2010
Global X FTSE Southeast Asia ETF	0.25%	November 17, 2010	November 19, 2024	February 16, 2011
Global X SuperDividend® ETF	0.25%	February 25, 2011	November 19, 2024	June 8, 2011
Global X MLP ETF	0.25%	May 11, 2011	November 19, 2024	April 18, 2012
Global X MSCI Greece ETF	0.25%	August 19, 2011	November 19, 2024	December 7, 2011
Global X Disruptive Materials ETF	0.25%	August 19, 2011	November 19, 2024	January 24, 2022
Global X Social Media ETF	0.25%	August 19, 2011	November 19, 2024	November 14, 2011
Global X SuperIncome™ Preferred ETF	0.25%	February 24, 2012	November 19, 2024	July 16, 2012
Global X SuperDividend® REIT ETF	0.25%	February 24, 2012	November 19, 2024	March 16, 2015
Global X Guru® Index ETF	0.25%	May 25, 2012	November 19, 2024	June 4, 2012
Global X SuperDividend® U.S. ETF	0.25%	November 16, 2012	November 19, 2024	March 11, 2013
Global X MLP & Energy Infrastructure ETF	0.25%	February 22, 2013	November 19, 2024	August 6, 2013
Global X MSCI SuperDividend® Emerging Markets ETF	0.25%	November 14, 2014	November 19, 2024	March 16, 2015
Global X Alternative Income ETF	0.25%	March 10, 2015	November 19, 2024	July 13, 2015
Global X Renewable Energy Producers ETF	0.25%	April 21, 2015	November 19, 2024	May 27, 2015
Global X S&P 500® Catholic Values ETF	0.25%	May 29, 2015	November 19, 2024	April 18, 2016
Global X Internet of Things ETF	0.25%	November 13, 2015	November 19, 2024	September 12, 2016
Global X FinTech ETF	0.25%	November 13, 2015	November 19, 2024	September 12, 2016
Global X Conscious Companies ETF	0.25%	November 13, 2015	November 19, 2024	July 11, 2016
Global X Robotics & Artificial Intelligence ETF	0.25%	February 26, 2016	November 19, 2024	September 12, 2016
Global X Aging Population ETF	0.25%	February 26, 2016	November 19, 2024	May 9, 2016
Global X Millennial Consumer ETF	0.25%	February 26, 2016	November 19, 2024	May 4, 2016
Global X MSCI SuperDividend® EAFE ETF	0.25%	September 9, 2016	November 19, 2024	November 14, 2016
Global X U.S. Infrastructure Development ETF	0.25%	February 24, 2017	November 19, 2024	March 6, 2017
Global X U.S. Preferred ETF	0.15%	February 24, 2017	November 19, 2024	September 11, 2017
Global X Artificial Intelligence & Technology ETF	0.25%	February 23, 2018	November 19, 2024	May 11, 2018
Global X Autonomous & Electric Vehicles ETF	0.25%	February 23, 2018	November 19, 2024	April 13, 2018
Global X S&P 500® Quality Dividend ETF	0.15%	May 23, 2018	November 19, 2024	July 13, 2018
Global X E-commerce ETF	0.25%	May 23, 2018	November 19, 2024	November 27, 2018